SORL Auto Parts Files 10-Q Amendment With Additional Income Statement

ZHEJIANG, China, November 19, 2010  — SORL Auto Parts, Inc. (Nasdaq: SORL) (“SORL” or “The Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today that it has filed an amended Form 10-Q with the US Securities and Exchange Commission.

On August 31, 2010, the Company acquired the assets of the hydraulic brake, power steering and automotive electrical parts segments of the automotive parts business of the Ruili Group Co., Ltd.

In the Form 10-Q filed on November 15th, as required by Generally Accepted Accounting Principles, the Company provided the consolidated three-month and nine-month financial results of both SORL’s core brake product operations and the acquired automotive parts segments of the Ruili Group Co., Ltd., as if the acquisition had taken place on January 1, 2009.

However, SORL’s operations for the three and nine months ended September 30, 2010, as a business matter, only included the results of the acquired business for the one month of September 2010. To enhance understanding of the Company’s financial performance, SORL filed an amendment to its Quarterly Report with the SEC, to provide certain non-GAAP information, and included in this non-GAAP presentation the results of the acquired business only for the month of September 2010. Please refer to the Company’s Form 10-Q amendment, which was filed with the SEC yesterday, for a presentation containing both the GAAP and non-GAAP information relating to the acquired business, and also containing, in the Management’s Discussion and Analysis section, specific information relating to line items in the income statement that were affected.

Fourth Quarter Business Outlook

We project approximately $51million of sales revenue and $4.6 million of net income attributable to our common stockholders for the fourth quarter ending December 31, 2010.

SORL Auto Parts, Inc.

A leading manufacturer and distributor of automotive brake systems and other key safety related auto parts in China, SORL Auto Parts, Inc. ranked No. 1 for market share in China in the segment for brake systems for commercial vehicles, such as trucks and buses. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake system and others. The Company has four authorized international sales centers in Australia, UAE, India, and the United States. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement
This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "will", "believes", "expects" or similar expressions. These forward- looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Ben Chen
Corporate Secretary
Director of Investor Relations
+86 577 6581 7721
ben@sorl.com.cn

Kevin Theiss
Grayling
646-284-9409
kevin.theiss@grayling.com